Exhibit 10.1
EXECUTIVE SECURITIES AGREEMENT
     THIS EXECUTIVE SECURITIES AGREEMENT (this “Agreement”) is made as of July 31, 2006, by and among The Hillman Companies, Inc., a Delaware corporation (the “Company”), Hillman Investment Company, a Delaware corporation (“Invesco”) and James M. Honerkamp (“Executive”). Certain capitalized terms used herein are defined in Section 5 hereof.
     WHEREAS, the Company and Executive desire to enter into an agreement pursuant to which Executive will purchase from the Company, and the Company will sell to Executive, 88.000 shares of Class A Preferred Stock, par value $0.01 per share of the Company (the “Preferred Stock”) and 4.396 shares of the Class A Common Stock, par value $0.01 per share of the Company (the “Common Stock”).
     WHEREAS, the Company and Executive desire to enter into an agreement pursuant to which Executive will purchase from Invesco, and Invesco will sell to Executive 62.000 shares of Class A Preferred Stock, par value $0.01 per share of Invesco (the “Invesco Preferred Stock”). All Preferred Stock, Common Stock and Invesco Preferred Stock are referred to herein as “Executive Securities.”
     WHEREAS, the parties hereto desire to enter into this Agreement for purposes, among others, of (i) assuring continuity in the management and ownership of the Company and (ii) limiting the manner and terms by which the Executive Securities may be transferred.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
     1. Purchase and Sale of Executive Securities.
     (a) Purchased Equity.
   (i) Upon execution of this Agreement, Executive will purchase, and the Company will sell, 88.000 shares of Preferred Stock at a price of $1,000 per share. The Company will deliver to Executive a copy of the certificate(s) representing such Preferred Stock, and Executive will deliver to the Company a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $88,000 as payment for such Preferred Stock.
   (ii) Upon execution of this Agreement, Executive will purchase, and the Company will sell, 4.396 shares of Common Stock at a price of $2,275 per share. The Company will deliver to Executive a copy of the certificate(s) representing such Common Stock, and Executive will deliver to the Company a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $10,000 as payment for such Common Stock.

   (iii) Upon execution of this Agreement, Executive will purchase, and Invesco will sell, 62.000 shares of Invesco Preferred Stock at a price of $1,000 per share. The Company will deliver to Executive a copy of the certificate(s) representing such Invesco Preferred Stock, and Executive will deliver to the Company a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $62,000 as payment for such Invesco Preferred Stock.
   (iv) The shares of Common Stock, Preferred Stock and Invesco Preferred Stock issued to Executive pursuant to this Section 1(a) are collectively referred to hereafter as the “Purchased Equity.”
     (b) Possession of Stock Certificates. Until released upon the occurrence of a Sale of the Company or a Public Offering as provided below, all certificates evidencing Executive Securities shall be held by the Company for the benefit of Executive and the other holder(s) of Executive Securities. Upon the occurrence of a Sale of the Company, the Company will return the certificates for the Executive Securities to the record holders thereof. Upon the occurrence of a Public Offering, the Company will return to the record holders thereof certificates representing the Executive Securities (other than with respect to any Executive Securities that remain unvested).
     (c) Closing. The closing of the transactions contemplated by Section 1(a) (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on the date hereof, or at such other place or on such other date as may be mutually agreeable to the Company, Invesco and Executive.
     (d) Representations and Warranties. Executive represents and warrants that:
   (i) the Executive Securities to be acquired by Executive pursuant to this Agreement shall be acquired for the Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws;
   (ii) Executive is an executive officer of the Company or a Subsidiary thereof, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities;
   (iii) Executive is able to bear the economic risk of his or her investment in the Executive Securities for an indefinite period of time. Executive understands that the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold, and in certain circumstances, transferred, unless subsequently registered under the Securities Act or an exemption from such registration is available;
   (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Securities and has had full access to such other information concerning the Company as he or she has requested; and
   (v) this Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.
   (vi) Executive is an accredited investor under the Securities Act.
   (vii) Executive is a resident of the State of Ohio.
     (e) No Employment Obligation. As an inducement to the Company to issue the Executive Securities to Executive hereunder, and as a condition thereto, Executive acknowledges and agrees that:
   (i) neither the issuance of the Executive Securities to Executive hereunder nor any provision contained herein shall entitle Executive to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate Executive’s employment at any time; and
   (ii) neither the Company nor its Subsidiaries shall have any duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any information regarding the Company or its Subsidiaries (except in connection with a determination of the Fair Market Value of the Executive Securities) at any time prior to, upon or in connection with the repurchase of the Executive Securities upon the termination of Executive’s employment with the Company or any of its Subsidiaries or as otherwise provided hereunder.
     (f) Stock Powers. At the Closing, (i) Executive shall execute in blank ten stock transfer powers in the form of Exhibit A attached hereto (the “Stock Powers”) with respect to the Common Stock, the Preferred Stock and the Invesco Preferred Stock represented by certificates and shall deliver such Stock Powers to the Company and Invesco, respectively. The Stock Powers shall authorize the Company or Invesco, as applicable, to assign, transfer and deliver the Executive Securities represented by certificates to the appropriate acquirer thereof pursuant to Section 3 below or Section 6 of the Stockholders Agreement and under no other circumstances and (ii) Executive’s spouse shall execute the consent in the form of Exhibit B attached hereto.
     2. Restrictions on Transfer of Executive Securities; Restriction on Conversion of Common Stock.
     (a) Transfer of Executive Securities. The holders of Executive Securities shall not sell, transfer, assign, pledge or otherwise dispose of (a “Transfer”) any interest in any Executive Securities, except pursuant to (i) the provisions of Sections 5 and 6 of the Stockholders

Agreement, (ii) the provisions of Section 3 of the Invesco Stockholders Agreement, (iii) a Sale of the Company, (iv) the provisions of Section 2(b) hereof or (v) the provisions of Section 3 hereof.
     (b) Certain Permitted Transfers. The restrictions set forth in Section 2(a) shall not apply with respect to any Transfer of Executive Securities made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in case of any mental incapacity or among such Person’s Family Group, or (ii) at such time as the Investor Group sells Common Stock in a Public Sale, but in the case of this clause (ii) only an amount (the “Transfer Amount”) equal to the number of shares of Common Stock issued hereunder and owned by Executive multiplied by a fraction (the “Transfer Fraction”), the numerator of which is the number of shares of Common Stock sold by the Investor Group in such Public Sale and the denominator of which is the total number of shares of Common Stock held by the Investor Group prior to the Public Sale; provided that, if at the time of a Public Sale by the Investor Group, Executive chooses not to Transfer the Transfer Amount, Executive shall retain the right to Transfer an amount of shares of Common Stock at a future date equal to the number of shares of Common Stock issued hereunder and owned by Executive at such future date multiplied by the Transfer Franction; provided further that, the restrictions contained in this Section 2 will continue to be applicable to the Executive Securities after any Transfer of the type referred to in clause (i) and the transferees of such Executive Securities will agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Securities pursuant to a transfer in accordance with the provisions of this Section 2(b) is herein referred to as a “Permitted Transferee.” Upon the transfer of Executive Securities pursuant to this Section 2(b), the transferring Executive will deliver a written notice (a “Transfer Notice”) to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).
     (c) Termination of Restrictions. The restrictions set forth in Sections 2(a) and 2(b) above will continue with respect to each of the Executive Securities until the earlier of (i) the date on which such Executive Securities have been transferred in a Public Sale as permitted by this Section 2 or (ii) the consummation of a Sale of the Company.
     (d) Legends. The certificates representing the Executive Securities will bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JULY 31, 2006, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE SECURITIES AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF

JULY 31, 2006. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
3. Repurchase of Executive Securities.
(a) Repurchase of Purchased Equity.
     (i) If Executive’s employment terminates due to termination by the Company or any of its Subsidiaries with Cause, then the Company, Invesco (in the case of Executive Securities of Invesco) and the Investor Group shall have the right to repurchase Executive’s Purchased Equity at a price per share of Purchased Equity equal to the lesser of the Fair Market Value and the Original Cost thereof.
     (ii) Upon a resignation by Executive without Good Reason, Executive shall have the right to require the Company or Invesco (in the case of Executive Securities of Invesco) to repurchase his Purchased Equity (a “Purchased Equity Put”), or if Executive does not exercise the Purchased Equity Put in accordance with the terms hereof, the Company, Invesco (in the case of Executive Securities of Invesco) and the Investor Group shall have the right to repurchase Executive’s Purchased Equity, in either case, at a price per share of Purchased Equity equal to the Fair Market Value thereof; provided that after the closing of the Purchased Equity Put with Executive (including delivery of all the Executive Securities by Executive), the Company, Invesco (in the case of Executive Securities of Invesco) or the Investor Group shall be permitted to postpone payment of the amount owed in connection with the Purchased Equity Put exercised pursuant to this Section 3(a)(ii) for up to 2 years from the date of such resignation.
     (iii) If Executive’s employment terminates due to (A) termination by the Company or any of its Subsidiaries without Cause, (B) death or Disability, (C) Retirement or (D) resignation by Executive for Good Reason, then Executive shall have a Purchased Equity Put, or if Executive does not exercise the Purchased Equity Put in accordance with the terms hereof, the Company, Invesco (in the case of Executive Securities of Invesco) and the Investor Group shall have a right to repurchase Executive’s Purchased Equity, in either case, at a price per share of Purchased Equity equal to the Fair Market Value.
(b) Put Option Procedures.
     (i) In the event that Executive becomes entitled to exercise a Put Option pursuant to this Section 3 (a “Put Event”), Executive (or his personal representative, if Executive is deceased or incompetent) may, at his or her discretion, exercise all (but not less than all) of the Put Options then exercisable for all (but not less than all) of the Executive Securities subject to the Put Options by delivering written notice (the “Put Notice”) to the Company specifying the number of Executive Securities to be repurchased by the Company within 40 days following the occurrence of the Put Event (the “Put Option Exercise Period”).
     (ii) Upon the delivery of the Put Notice and subject to the provisions herein and in the Put Notice, the Company or Invesco (in the case of Executive Securities of Invesco), as the case may be, shall, in accordance with the terms hereof promptly determine the purchase price for the Executive Securities (the “Put Price”), and, within 20 days after the determination of the Put Price, shall purchase and Executive shall sell the number of the Executive Securities specified in the Put Notice at a mutually agreeable time and place.
     (iii) Notwithstanding any provision herein to the contrary and subject to Section 3(d) hereof, the maximum amount that the Company or Invesco collectively shall be required to pay during each calendar year in connection with the Put Options held by Executive and any other executives party to an Executive Securities Agreement with the Company and/or Invesco (collectively, the “Executive Securityholders”) is $5,000,000 (the “Put Option Cap”). In the event that the aggregate purchase price for the Put Options exercised by the Executive Securityholders in any calendar year exceeds the Put Option Cap, the amount of such excess shall be applied to the Put Option Cap for the next calendar year or succeeding years.
     (iv) The Company and Invesco will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.
(c) Repurchase Option Procedures.
     (i) Repurchase Option Procedure for the Company. With respect to any repurchase option other than a Put Option (which shall be governed by the procedures set forth in Section 3(b)) and subject to Executive’s prior right to exercise a Put Option upon the occurrence of a Put Event, the Company or Invesco (in the case of Executive Securities of Invesco) may elect to repurchase all or any portion of the Executive Securities subject to repurchase as provided herein (the “Available Securities”) of Executive whose employment with the Company or any of its Subsidiaries has terminated (the “Termination”) as described in Section 3(a) (the “Repurchase Option”) by delivery of written notice (a “Repurchase Notice”) to the holders of such Executive Securities within 120 days after the date of the Termination (the “Repurchase Notice Period”) if a Put Event has not occurred, or if a Put Event has occurred, within 120 days following the expiration of the Put Option Exercise Period. The Repurchase Notice shall set forth the aggregate consideration to be paid for such Available Securities and the time (not to be later than 20 days after such notice) and place for the closing of the transaction.
     (ii) Repurchase Option Procedure for Investor Group. If for any reason the Company or Invesco (in the case of Executive Securities of Invesco) does not elect to purchase all of the Available Securities, the Investor Group shall be entitled to exercise the Repurchase Option for all or any portion of the Available Securities. As soon as practicable after the Company or Invesco (in the case of Executive Securities of Invesco) has determined that it will not purchase all of the Available Securities, but in any event within 80 days after the Termination if a Put Event has not occurred, or if a Put Event has occurred, within 80 days following the expiration of the Put Option Exercise Period, the Company or Invesco (in the case of Executive Securities of Invesco) shall give written notice (the “Option Notice”) to each member of the Investor Group setting forth the number of Available Securities and the purchase price for the Available Securities. The members of the Investor Group may elect to purchase all or any portion of the Available Securities by giving written notice to the Company or Invesco (in the case of Executive Securities of Invesco) within 30 days after the Option Notice has been delivered to such member of the Investor Group by the Company or Invesco (in the case of Executive Securities of Invesco). If the members of the Investor Group elect to purchase an aggregate amount of Available Securities in excess of the amount of Available Securities specified in the Option Notice, the Available Securities shall be allocated among the members of the Investor Group based on the amount of such type or types of Stockholder Shares (as defined in the Stockholders Agreement) owned by each member of the Investor Group on the date of the Option Notice and the type of Available Securities. Any member of the Investor Group may condition his, her or its election to purchase such Available Securities on the election of one or more other members of the Investor Group to purchase Available Securities. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company or Invesco (in the case of Executive Securities of Invesco) shall deliver a notice to the holders of such Available Securities setting forth the aggregate consideration to be paid by the respective members of the Investor Group for such Available Securities and the time (not to be later than 20 days after such notice) and place for the closing of the transaction. At the time the Company or Invesco (in the case of Executive Securities of Invesco) delivers such notice to the holders of such Available Securities, the Company or Invesco (in the case of Executive Securities of Invesco) shall also deliver written notice to each member of the Investor Group setting forth the amount of securities such member is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.
     (iii) Representations and Warranties; Signatures. The Company, Invesco (in the case of Executive Securities of Invesco) and the Investor Group, as the case may be, will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.
     (iv) Revocation. Notwithstanding anything to the contrary contained in this Agreement, if in connection with a Repurchase Option the holder of Executive Securities delivers the notice of disagreement described in the definition of Fair Market Value, or if the Fair Market Value of the Executive Securities is determined to be an amount more than 10% greater than the repurchase price for Executive Securities originally determined by the Board, each of the Company, Invesco (in the case of Executive Securities of Invesco) and each member of the Investor Group who has exercised its, their or his

Repurchase Option shall have the right to revoke its, their or his exercise of the Repurchase Option, as the case may be, for all or any portion of the Executive Securities elected to be repurchased by it, them or him by delivering notice of such revocation in writing to the holder of the Executive Securities during (A) the thirty-day period beginning on the date the Company, Invesco (in the case of Executive Securities of Invesco) and the relevant members of the Investor Group receive Executive’s written notice of disagreement or (B) the thirty-day period beginning on the date the Company, Executive, Invesco (in the case of Executive Securities of Invesco) and the relevant members of the Investor Group are given written notice that the Fair Market Value of the Executive Securities was finally determined to be an amount more than 10% greater than the repurchase price for such Executive Securities originally determined by the Board. The closing of the transaction shall be postponed until the expiration of the thirty-day period described in the preceding sentence and shall in any event be postponed until the Fair Market Value of the Executive Securities is finally determined pursuant to the procedure described in the definition of Fair Market Value.
     (d) Manner of Payment. The Company, Invesco and/or a member of the Investor Group, as applicable, shall pay for the Executive Securities to be repurchased pursuant to the Repurchase Option or a Put Option by delivery of a cashier’s check or wire transfer of funds. Alternatively, the Company or Invesco (in the case of Executive Securities of Invesco) may pay the purchase price for the Executive Securities to be repurchased pursuant to the Repurchase Option or a Put Option by offsetting against any indebtedness or obligations for advanced or borrowed funds owed by Executive to the Company or Invesco. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company or Invesco shall be subject to applicable federal and state laws and to restrictions contained in the Company’s and its Subsidiaries’ debt financing arrangements. If any such laws or restrictions prohibit the repurchase of Executive Securities hereunder which the Company or Invesco is otherwise entitled to make, the time periods provided in this Section 3 shall be suspended, and the Company or Invesco may make such repurchases as soon as it is permitted to do so under such laws or restrictions. Alternatively, if and to the extent any such laws or restrictions prohibit the repurchase of Executive Securities hereunder for cash, the Company or Invesco (in the case of Executive Securities of Invesco) may, at its sole option, repurchase such Executive Securities, in which case the amount of the purchase price which is not able to be paid in cash shall be paid for by the issuance of a subordinated promissory note, which, subject to the approval of the senior and senior subordinated lender(s) of the Company and its Subsidiaries, shall be payable as soon as the Company or Invesco is permitted to pay such note under such laws or restrictions and shall bear interest (payable annually) at a floating rate per annum equal to the prime or base rate of interest (as established and publicly announced in The Wall Street Journal).
     (e) Termination of Certain Repurchase Options. The Repurchase Options and Put Options set forth in this Section 3 shall terminate with respect to the Executive Securities upon (i) the date on which such Executive Securities have been transferred in a Public Sale as permitted by Section 2 or (ii) consummation of a Sale of the Company.

     4. Transfer. Prior to transferring any Executive Securities (other than in a Public Sale, a Sale of the Company, Section 3 hereof, Section 5 of the Stockholders Agreement and Section 3 of the Invesco Stockholders Agreement) to any Person, the transferring Executive will cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company a counterpart to this Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such units for any purpose.
     5. Definitions.
     “Affiliate” means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person and in the case of a Person which is a partnership, any partner of that Person.
     “Board” means the Board of Directors of the Company.
     “Cause” means (i) the willful failure to substantially perform duties required in connection with Executive’s employment commensurate with position, other than due to Disability, (ii) a willful act which constitutes gross misconduct or fraud and which is injurious to the Company or its Subsidiaries; (iii) conviction of, or plea of guilty or no context to, a felony; or (iv) any material breach of confidentiality, noncompete or non-solicitation agreements with the Company or any of its Subsidiaries which is not cured within 10 days after written notice from the Company.
     “CHS” means Code Hennessy & Simmons IV LP, a Delaware limited partnership and any Affiliate thereof.
     “Class B Common Stock” means the Company’s Class B Common Stock, par value $0.01 per share.
     “Class C Common Stock” means the Company’s Class C Common Stock, par value $0.01 per share.
     “Disability “ means Executive’s inability to carry out effectively his duties and obligations to the Company or any of its Subsidiaries or to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of more than 26 weeks in any 12-month period as a result of any mental or physical disability or incapacity as defined in the Americans with Disabilities Act or as otherwise determined in the reasonable good faith judgment of the Board.
     “Executive Securities” shall mean the Purchased Equity. Executive Securities will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company, Invesco and other Stockholders, and except for transferees in a Sale of the Company), and except as otherwise provided herein, each such other holder of Executive

Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include the Company’s and Invesco’s securities issued with respect to Executive Securities by way of a stock split or stock dividend and securities into which such shares of stock or rights to acquire stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the structure or capitalization of the Company, including but not limited to debt or shares of common stock and/or preferred stock and/or options of any corporate successor to the business of the Company or Invesco, whether issued in connection with a public offering of securities of such entity or otherwise.
            “Fair Market Value” of any Executive Securities means the composite closing price of the sales of such Executive Securities on the securities exchanges on which such Executive Securities may at the time be listed (as reported in The Wall Street Journal), or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if such Executive Securities are not so listed, the closing price (or last price, if applicable) of sales of such Executive Securities on The Nasdaq Stock Market (as reported in The Wall Street Journal), or if such Executive Securities are not quoted in The Nasdaq Stock Market but are traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Executive Securities are not listed on any securities exchange, quoted in The Nasdaq Stock Market, or quoted in the over-the-counter market, the “Fair Market Value” of such Executive Securities shall mean the fair market value of such Executive Securities as determined by the Board reasonably and in good faith on an enterprise basis, taking into account all relevant factors determinative of value (including the lack of liquidity of such Executive Securities due to the Company’s status as a privately held corporation, but without regard to any discounts for minority interests), using valuation techniques then prevailing in the securities industry (e.g., discounted cash flows and/or comparable companies) and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale; provided that upon Executive’s request the Board shall provide Executive with reasonable supporting information regarding the Board’s determination of the Fair Market Value; and further provided that if Executive disagrees with the Board’s determination of the Fair Market Value, then Executive shall provide notice of his disagreement to the Company and the Investor Group within thirty days after the Board provides notice to Executive of its determination, in which case the “Fair Market Value” shall be determined by an investment banking firm agreed upon by the Company and Executive, which firm shall submit to the Company and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an investment banking firm within 20 days after Executive provides notice to the Board of his disagreement, the Company and Executive shall each select an investment bank of recognized national standing and such two investment banking firms shall select a third investment banking firm. Such third investment banking firm shall render a determination within 30 days of its engagement. The determination of such firm will be final and binding upon all parties. If an investment banking firm is to make the Fair Market Value determination hereunder, Executive, on the one hand, and the Company, on the other hand, shall submit in writing their respective estimates of the Fair Market Value at the time the investment banking firm is requested to make such determination, and such investment banking firm’s determination of the Fair Market Value shall not be higher than the highest estimate nor lower than the lowest estimate as submitted by the Company and Executive. The fees, costs and expenses of the investment banking firm shall be allocated between the Company, on the one hand, and Executive, on the other hand, in the same proportion that the amount by which such party’s estimate of the Fair Market Value so submitted to the investment banking differs from the Fair Market Value (as finally determined by the investment banking firm) bears to the amount of the difference between such party’s estimate of the Fair Market Value and the other party’s estimate of the Fair Market Value. If the Company, Invesco (in the case of Executive Securities of Invesco) or the Investor Group exercise their revocation rights under Section 3(c)(iv), then the expenses of the investment banking firm shall be borne by the Company in all cases. The Company may require that the investment banking firm keep confidential any non-public information received as a result of this paragraph pursuant to reasonable confidentiality arrangements. Regardless of when a transaction based on a Fair Market Value valuation is executed, the Fair Market Value shall be determined as of the date of the Termination of Executive’s employment with the Company or any of its Subsidiaries. Notwithstanding the foregoing, Executive shall not have any appraisal right hereunder if a similar appraisal right has been exercised by an employee of any the Company or its Subsidiaries within the six months preceding the day as of which Fair Market Value is being determined hereunder, and Fair Market Value has been determined pursuant to such exercise of such appraisal right.
     “Family Group” means (i) a Person’s spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of the Person and/or any of the Person’s spouse and/or descendants and (iii) any entity wholly owned by the Person.
     “Good Reason” means Executive’s termination of his employment with the Company and its Subsidiaries due to (i) any material diminution in Executive’s position, authority or duties with the Company or its Subsidiaries; (ii) the Company or any of its Subsidiaries reassigning Executive to work at a location that is more than seventy-five (75) miles from his current work location or (iii) the failure of the Company and its Subsidiaries to pay Executive’s compensation or bonuses or to provide benefit as agreed by the Company or its Subsidiaries and Executive or, as to benefits, as generally made available to employees in Executive’s position with the Company or its Subsidiaries, which is not cured within ten (10) days after written notice from Executive. Executive’s resignation for Good Reason must be delivered within thirty (30) days after the occurrence of the event giving rise to the resignation.
     “Invesco Stockholders Agreement” means that certain Stockholders Agreement dated as March 31, 2004 by and among Invesco and certain stockholders of Invesco, as amended.
     “Investor Common Stock” means any Common Stock, Class B Common Stock and Class C Common Stock issued to or held by the Investor Group.

     “Investor Group” means those persons set forth on Schedule A to this Agreement.
     “Original Cost” with respect to (i) shares of Preferred Stock and Invesco Preferred Stock shall be equal to $1,000 per share and (ii) shares of Common Stock shall be equal to $2,275 per share (in each case as adjusted for stock splits, stock dividends or other recapitalizations occurring after the date hereof).
     “Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including, without limitation, any governmental entity or any department, agency or political subdivision thereof).
     “Public Offering” means an underwritten initial public offering and sale, registered under the Securities Act, of shares of the Company’s Common Stock.
     “Public Sale” means any sale of Executive Securities (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act (other than Rule 144(k) prior to a Public Offering).
     “Put Option” means the Purchased Equity Put.
     “Registration Agreement” means the Registration Agreement dated as March 31, 2004 by and among the Company and certain Stockholders of the Company.
     “Retire” or “Retirement” means Executive’s retirement from employment with the Company or any of its Subsidiaries at any time after he reaches age 61.
     “Sale of the Company” means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the Investor Group and their Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided, that a Sale of the Company shall not include a Public Offering.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Stockholder” means any Person, other than the Company, who is a party to the Stockholders Agreement dated as of March 31, 2004.
     “Stockholders Agreement” means that certain Stockholders Agreement dated as March 31, 2004 by and among the Company and certain stockholders of the Company, as amended from time to time in accordance with its terms.

     “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.
     6. Miscellaneous.
     (a) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the holders of a majority of the Investor Common Stock then outstanding, Executive and, for so long as Ontario Teachers’ Pension Plan Board, an Ontario corporation (“Teachers”), owns Stockholder Shares and shares of Invesco Preferred with an aggregate Original Cost (as defined in the Stockholders Agreement) to Teachers of at least $25,000,000, Teachers. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
     (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (c) Agreement. Except as otherwise expressly set forth herein, in the Stockholders Agreement or Registration Agreement, this Agreement, those documents expressly referred to herein (including the Stockholders Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     (d) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, Invesco and its successors and assigns, and the Investor Group and their respective successors and assigns, so long as they hold shares of Investor Common Stock.
     (e) Third Party Beneficiaries. The members of the Investor Group are intended to be third-party beneficiaries of this entire Agreement and the rights and obligations of the parties hereto. It is understood and agreed by the parties hereto that this Agreement shall be enforceable by the holders of a majority of the Investor Common Stock then outstanding in accordance with this Agreement’s terms as though such holders of Investor Common Stock were a party to every provision hereof. Except as expressly provided herein, no other third party beneficiaries are intended by the parties hereto to be beneficiaries hereof.
     (f) Counterparts; Facsimile Signature. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.
     (g) Remedies. Each of Company, Invesco, the Investor Group and Executive shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each of the Company, Invesco, the Investor Group (acting by a majority vote of the Investor Common Stock) and Executive may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.
     (h) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent via facsimile, sent by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company, Invesco and Executive at the addresses set forth below and to any member of the Investor Group at the address set forth on Schedule A attached hereto, or subsequent holder of Executive Securities subject to this Agreement, at such address as is indicated in the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, when confirmed if sent by facsimile, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.
If to the Company:
The Hillman Companies, Inc.
c/o Code Hennessy & Simmons LLC
10 South Wacker Drive, Suite 3175
Chicago, IL 60606
Facsimile: (312) 876-3854
Attn:     Peter M. Gotsch

with copies to:
Code Hennessy & Simmons IV LP
c/o Code Hennessy & Simmons LLC
10 South Wacker Drive, Suite 3175
Chicago, IL 60606
Facsimile: (312) 876-3854
Attn:      Peter M. Gotsch
and
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile: (312) 861-2200
Attn:     Stephen L. Ritchie, P.C. and Michael H. Weed
If to Invesco:
Hillman Investment Company
c/o Code Hennessy & Simmons LLC
10 South Wacker Drive, Suite 3175
Chicago, IL 60606
Facsimile: (312) 876-3854
Attn:     Peter M. Gotsch
with copies to:
Code Hennessy & Simmons IV LP
c/o Code Hennessy & Simmons LLC
10 South Wacker Drive, Suite 3175
Chicago, IL 60606
Facsimile: (312) 876-3854
Attn:     Peter M. Gotsch
and
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile: (312) 861-2200
Attn:     Stephen L. Ritchie, P.C. and Michael H. Weed

If to the Executive:
James M. Honerkamp
c/o The Hillman Companies, Inc.
10590 Hamilton Avenue
Cincinnati, OH 45231
with a copy to:
James M. Honerkamp
1217 Restwood Drive
Loveland, OH 45140
     (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company, Invesco and their respective Stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     (j) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.
     (k) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
     (l) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company and Invesco, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or any of its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.
     (m) Adjustments of Numbers. All numbers set forth herein that refer to per share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of stock and other recapitalizations affecting the subject class of equity.
     (n) Deemed Transfer of Executive Securities. If the Company (and/or the Investor Group or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Executive Securities are to be repurchased shall no longer have any rights as a holder of such Executive Securities (other than the right to receive payment of such consideration in accordance with this Agreement) and such Executive Securities shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investor Group and/or any other Person acquiring securities) shall be deemed the owner and holder of such Executive Securities, whether or not the certificates therefor have been delivered as required by this Agreement.
     (o) No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s certificates is solely to facilitate the repurchase provisions set forth in Section 3 herein and Section 6 of the Stockholders Agreement and does not constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.
     (p) Rights Granted to Investors and their Affiliates. Any rights granted to an Investor and its Affiliates hereunder may also be exercised (in whole or in part) by their designees.
     (q) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Executive Securities Agreement on the day and year first above written.

COMPANY:	THE HILLMAN COMPANIES, INC.

By:

Its:

INVESCO:	HILLMAN INVESTMENT COMPANY

By:

Its:

EXECUTIVE:

James M. Honerkamp

SCHEDULE A
Code Hennessy & Simmons IV LP
10 South Wacker Drive
Suite 3175
Chicago, IL 60606
Attention: Peter M. Gotsch
CHS Associates IV
10 South Wacker Drive
Suite 3175
Chicago, IL 60606
Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M4H5
Attention: Shael Dolman

EXHIBIT A
FORM OF ASSIGNMENT
     FOR VALUE RECEIVED,                      (“Executive”) does hereby sell, assign and transfer unto                                         , a                     , (a) ___ shares of Common Stock of The Hillman Companies, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company, represented by Certificate Nos. ___ herewith, (b) ___ shares of Preferred Stock of the Company, standing in the undersigned’s name on the books of the Company, represented by Certificate Nos. ___ herewith, , and (c) ___ shares of Class A Preferred Stock, par value $0.01 per share, of Hillman Investment Company, a Delaware corporation (“Invesco”), pursuant to, and limited to the terms of, Section 1(g) of the Executive Securities Agreement dated ___ ___, 2006 between Executive, the Company and Invesco, and for such purpose only does hereby irrevocably constitute and appoint each principal of Code Hennessy & Simmons IV LP (acting alone or with one or more other such principals) as attorney to transfer said shares of stock on the books of the Company or Invesco, as applicable, with full power of substitution in the premises.

Dated: ___ ___, 2006	James M. Honerkamp

EXHIBIT B
SPOUSAL CONSENT
     The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Securities Agreement and the Stockholders Agreements and Registration Agreement referred to therein, each executed by Executive and dated as of the date hereof, and that I understand their contents. I am aware that the foregoing Executive Securities Agreement, Stockholders Agreements and Registration Agreement provide for the repurchase of my spouse’s securities and certain options to acquire securities under certain circumstances and/or impose other restrictions on such securities and certain options to acquire securities (including, without limitation, the transfer restriction thereof). I agree that my spouse’s interest in these securities and certain options to acquire securities is subject to these restrictions and any interest that I may have in such securities and certain options to acquire securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Spouse’s Signature:

Date: July 31, 2006

Witness’ Signature:

Date: July 31, 2006